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                                                                    Exhibit 23.2


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of InfoCure Corporation on Form S-4 of our report dated January 15, 1999, (relating to the Healthcare Systems Division of the Reynolds and Reynolds Company) appearing in the Registration Statement of InfoCure Corporation on Form S-3, effective April 21, 1999, and to the reference to us under the heading "Experts" in this Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Dayton, Ohio
September 22, 1999